UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) of the
                        SECURITIES EXCHANGE ACT OF 1934



      Date of Report (Date of earliest event reported): September 17, 1998

                               COMCAST CORPORATION
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             (Exact name of registrant as specified in its charter)

      Pennsylvania                     0-6983                   23-1709202
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(State or other jurisdiction        (Commission               (IRS employer
   of incorporation)                file number)            identification no.)

                   1500 Market Street, Philadelphia, PA 19102
             -------------------------------------------------------
             (Address of principal executive offices)     (Zip Code)

       Registrant's telephone number, including area code: (215) 665-1700
                                                           --------------



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ITEM 5.   OTHER EVENTS

In September 1998, Comcast Corporation ("Comcast") determined that it would contribute, via a capital contribution to its wholly owned subsidiary, Comcast Cable Communications, Inc. ("Comcast Cable"), all of the shares in Jones Intercable, Inc. ("Jones Intercable") to be acquired by Comcast from BCI Telecom Holding and affiliates of Glenn R. Jones (the "Jones Acquisition") in transactions previously announced by Comcast. The shares to be acquired consist of an aggregate of approximately 12.8 million shares of Jones Intercable Class A Common Stock and approximately 2.9 million shares of Jones Intercable Common Stock (the "Common Stock"), representing approximately 37% of the economic and 47% of the voting interest in Jones Intercable. In addition, the approximately
2.9 million shares of Common Stock will represent approximately 57% of the outstanding Common Stock which class of stock elects 75% of the Board of Directors of Jones Intercable.

The contribution, which is subject to the receipt of required regulatory and other approvals, will be effective immediately following closing of the Jones Acquisition, which is expected to occur in the first quarter of 1999. As a result, Jones Intercable will become a consolidated public-company subsidiary of Comcast Cable.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        COMCAST CORPORATION

Dated: September 17, 1998              By: /s/ Arthur R. Block
                                           -------------------------------
                                           Arthur R. Block
                                           Vice President and
                                           Senior Deputy General Counsel

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